AMP INCORPORATED
HARRISBURG, PA  17105
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			       AMP INCORPORATED







			       AMP INCORPORATED

			  MANAGEMENT INCENTIVE PLAN






		   Plan Document Effective January 25, 1995

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AMP INCORPORATED
HARRISBURG, PA  17105
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				 TABLE OF CONTENTS


Section
-------

A.     Plan Summary........................................................1

B.     Plan Objectives.....................................................1

C.     Plan Administration.................................................1

D.     Plan Participation..................................................2

E.     Plan Measures and Targets...........................................2

F.     Participant Incentive Opportunities.................................3

G.     Award Payouts and Timing............................................6

H.     Administrative Information..........................................6



	APPENDICES

	A.  PLAN YEAR TOTAL AWARD SCHEDULE



AMP INCORPORATED

HARRISBURG, PA 17055
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			     AMP INCORPORATED
			MANAGEMENT INCENTIVE PLAN

A.   PLAN SUMMARY

     The AMP Incorporated (AMP) Management Incentive Plan (the "Plan") allows officers and key senior executives to share in the financial achievements of AMP on an annual basis. The Plan recognizes and rewards for the achievement of both financial results, focusing on key objective, financial performance targets at the corporate and business unit levels, and individual nonfinancial objectives.

     The financial measures of performance, including the corporate-wide and unit-specific targets, together with the individual nonfinancial objectives are established at the beginning of each year at the time the participants are designated. The weighting between corporate, business unit and individual factors is also predetermined at that time. A range of incentive award levels is set for each participant at the beginning of each year, with the threshold award level requiring 90 percent performance of the respective goal and the maximum award level reached if 120 percent of the performance goal is attained. The extent to which goals are achieved is certified at the end of the plan year to determine the actual award for each participant.

B.   PLAN OBJECTIVES

The objectives of the Plan are to:
   --   Stimulate and reward outstanding performance.

   -- Link the business plan process, including the attainment of key corporate priorities and financial objectives, with the compensation system.

   -- Provide competitive total compensation opportunities to attract and retain key executives.

C.   PLAN ADMINISTRATION

     The Plan shall be administered by a committee (the "Committee") of the Board of Directors of AMP composed of two or more directors, each of whom is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. No member of the Committee shall be a current employee of AMP, a former officer of AMP, a former employee of AMP still receiving compensation for prior services other than benefits under a tax-qualified retirement plan, or a person receiving direct or indirect remuneration from AMP in any capacity other than as a director.

     The Committee shall have full and final authority in its discretion and in acccordance with the provisions of the Plan, to: i) interpret the provisions of the Plan and to decide all questions of fact arising in its application, and the Committee's interpretation and decisions shall be in all respects final, conclusive and binding; ii) determine the employees who will be participants; iii) annually determine the threshold, target and
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				    -1-

maximum award levels for each participant; iv) establish at the beginning of each year objective, performance-based corporate-wide and business unit-specific financial goals, together with the weighting between corporate, business unit and individual goals for each participant; v) certify in writing the level of performance of the corporate-wide and unit-specific financial goals following the end of the plan year; vi) impose such conditions on the grant of awards or decrease the amount of the payout, as it deems appropriate; and vii) make all other determinations, rules and regulations necessary or advisable for the administration of this Plan. No member of the Committee shall be personally liable for any action or determination in respect to administration of the Plan if made in good faith.

D.   PLAN PARTICIPATION

     AMP officers and key senior executives are eligible to participate in the Plan. The Committee and the Chief Executive Officer and President believe that AMP's officers and key senior executives are in the best position to make significant contributions to the success of the Company and its businesses. Participants for each plan year are designated by the Committee during the first quarter of the plan year.

E.   PLAN MEASURES AND TARGETS

     The corporate-wide financial measure(s) are determined in the first quarter of each year by the Committee based on the financial target(s) best suited, in the judgment of the Committee in its sole discretion, to provide the desired direction for AMP during the ensuing year. The goals for the plan year could be an earnings per share target, a value added goal, or any other existing or newly devised objective financial performance measure(s), or any combination thereof.

     For each participant directly involved with a business unit of AMP, a financial target or targets is also established by the Committee for that business unit in the first quarter of each plan year. These targets are tailored to each business unit dependent on the nature of its business operations and the stage of its business development.

     Finally, individual nonfinancial objectives are established in the first quarter of each plan year for each participant. These objectives are based on the duties and responsibilities of the participant in support of the overall financial and strategic goals of AMP and, with the exception of the Chairman of the Board and the Chief Executive Officer and President, are developed in discussions and agreement between the participant and the participant's manager. The individual objectives of the Chairman of the Board and the Chief Executive Officer and President are predetermined by the Committee.

     Once the financial goals are determined by the Committee at the beginning of the plan year, they are not adjusted throughout the plan year absent extraordinary circumstances beyond the control of AMP. Examples of such extraordinary circumstances include unanticipated significant currency fluctuations and tax changes.

     When the corporate-wide and unit-specific (if applicable) targets are set, a performance range is also established around each of these targets. The range includes a threshold--the minimum level of performance against the target that must be achieved before any payments are made, and the maximum-- the performance level beyond which no additional awards are earned. The relationship between the targets, maximums and thresholds (expressed as a percentage of target) is fixed for plan purposes and is as follows:

		THRESHOLD      TARGET      MAXIMUM
		---------      ------      -------
		   90%          100%         120%

Performance of the individual nonfinancial objectives, expressed as a percentage, is applied directly to the maximum incentive award level described in Section F below and is not subject to a threshold-maximum performance range.
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				    -2-

     The relative weighting between corporate, business unit and individual goals is predetermined by the Committee for each participant in the first quarter of each plan year. Examples of such weighting for a participant with corporate-wide, unit-specific and individual performance goals are weighting all three goals equally at 1/3, or weighting the corporate-wide and unit-specific bonus calculations at 2/5 each and the individual performance goal at 1/5. A participant with no business unit responsibility may have the corporate-wide bonus calculation made at 2/3 or 4/5 and the individual performance at 1/3 or 1/5, respectively, or any other similar combination.

F.   PARTICIPANT INCENTIVE OPPORTUNITIES

     The incentive award for plan participants is based on the extent to which financial and individual goals are achieved, and on the target incentive award profile for each participant, the latter of which varies based on the participant's level of responsibility. The target incentive award level (expressed as a percentage of base earnings) and corresponding threshold and maximum incentive award levels (also expressed as a percentage of base earnings) are established in the first quarter of each plan year by the Committee. Actual participant incentive awards may vary from the target incentive awards dependent on the degree to which corporate-wide, unit-specific (if applicable) and individual goals are achieved. The annual award for each participant is the product of the participant's actual calculated incentive award and his or her base earnings actually earned during the plan year. In no event may a participant receive more than $1.5 million in any annual award made under the Plan.

     The following two examples illustrate how the achievement of financial and individual goals impact actual participant incentive awards, using hypothetical plan participants:

       ILLUSTRATIVE ASSUMPTIONS AND CALCULATIONS
       -----------------------------------------

       GOALS:
       -----
	   Corporate-wide:   Earnings Per Share Goal = $3.00
	   Unit -specific:   Executive A is the general manager of Business
			     Unit A that has an operating income objective of
			     $2 million;
			     Executive B is the director of corporate
			     environmental compliance
	   Individual:       Executive A has four individual nonfinancial
			     goals;
			     Executive B has five individual nonfinancial goals

       FINANCIAL AND INDIVIDUAL PERFORMANCE RANGE:
       -------------------------------------------

		 Goal           Threshold         Target         Maximum
		 ----           ---------         ------         -------
	     Corporate EPS       $2.70             $3.00          $3.60
	     Business Unit A   $1.8 million     $2 million      $2.4 million
			       in operating    in operating     in operating
				  income          income          income
	     Individual      M A N A G E M E N T     D I S C R E T I O N

       PARTICIPANTS' BASE EARNINGS AND INCENTIVE AWARD LEVELS:
       -------------------------------------------------------

	Executive A:
	------------
		Base Earnings for Executive A = $100,000
		Threshold for Executive A = 10% ($10,000)
		Target for Executive A = 35% ($35,000)
		Maximum for Executive A = 53% ($53,000)
		Weighting = Corporate-wide:  2/5
			    Unit-specific:   2/5
			    Individual:      1/5
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	Executive B:
	------------
		Base Earnings for Executive B = $50,000
		Threshold for Executive B = 10% ($5,000)
		Target for Executive B = 20% ($10,,000)
		Maximum for Executive B = 30% ($15,000)
		Weighting = Corporate-wide:  2/3
			    Individual:      1/3

       CORRESPONDING INCENTIVE RANGE:
       ------------------------------

       Executive A:
       -----------

	       Incentive Range Based on Achievement of Goals
	       ---------------------------------------------

			 Below
		       Threshold     Threshold       Target       Maximum
Goal (weight)         Performance   Performance   Performance   Performance
-------------         -----------   -----------   -----------   -----------
Corporate (2/5)           $0          $4,000        $14,000      $21,200
Business Unit A (2/5)     $0          $4,000        $14,000      $21,200
Individual (1/5)          $0          $2,000        $ 7,000      $10,600
		      ---------     ---------     ----------    ---------
	Total             $0         $10,000        $35,000      $53,000

       Executive B:
       ------------

	       Incentive Range Based on Achievement of Goals
	       ---------------------------------------------
			 Below
		       Threshold     Threshold       Target       Maximum
Goal (weight)         Performance   Performance   Performance   Performance
-------------         -----------   -----------   -----------   -----------

Corporate (2/3)           $ 0         $3,333        $6,667       $10,000
Individual (1/3)          $ 0         $1,667        $3,333       $ 5,000
		       ---------    ---------      ---------    ---------
Total                     $ 0         $5,000        $10,000      $15,000


      For financial performance between threshold, target and maximum, straight-line interpolation is applied. Appendix A summarizes the incentive levels based on performance scenarios between threshold and maximum for several of the currently applicable target levels. The incentive levels shown are applied to each financial goal and weighted appropriately. Because the applicable target levels are established annually and their relationships with the corresponding threshold and maximum levels will vary dependent on the target levels designated, Appendix A may change annually.

     The following illustrates how the hypothetical participants' awards are calculated using Appendix A, based on illustrative performance levels:

ILLUSTRATIVE ACTUAL PERFORMANCE:
--------------------------------

    Executive A:
    ------------
				 Actual           Percent
				Plan Year         of Target
	 Goals                 Performance        Achieved
     ---------------           -----------        --------
     Corporate EPS                $2.90            97%(1)
     Business Unit A           $2.1 million       105%(2)
      Individual             4 of 4 goals met      N/A(3)

  (1)   $2.90 (hypothetical actual EPS) divided by $3.00 (hypothetical target)
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				    -4-

  (2) $2.1 million (hypothetical actual operating income) divided by $2.0 million (hypothetical target)
  (3) Full attainment of individual goals earns the participant the maximum available incentive award level. For Executive A, this is 53% before being weighted

    Executive B:
    ------------
				 Actual           Percent
				Plan Year         of Target
	   Goals               Performance        Achieved
	-------------          -----------        --------
	Corporate EPS             $2.90            97%(1)
	Individual          4 of 5 goals met       N/A(2)

  (1)   $2.90 (hypothetical actual EPS) divided by $3.00 (hypothetical target)
  (2) 4 of 5 individual goals performed represents 80% achievement of the 30% maximum incentive award level for Executive B, or 24% before being weighted

ILLUSTRATIVE PARTICIPANTS' INCENTIVE CALCULATION:
-------------------------------------------------

    Executive A:
    ------------

			   Total Award Based              Actual
	Goals              On Performance(1)        Incentive Award(2)
     --------------        -----------------        ------------------
     Corporate EPS               27.5%                    11.0%
     Business Unit A             39.5%                    15.8%
     Individual                    53%                    10.6%
						       -----------
				Total                     37.4%
	 Total Incentive      $37,400(3)

  (1) Based on the hypothetical target award level of 35% for Executive A and derived from Appendix A using the corresponding "Percent of Target Achieved" calculated above
  (2) The Total Award % multiplied by the weighted factor, which is 2/5 for Corporate EPS, 2/5 for Business Unit profits and 1/5 for individual goals
  (3) The Total Incentive Award as a percentage of the actual earnings for the plan year, which in the case of hypothetical Executive A is 37.4% of $100,000

    Executive B:
    ------------
			   Total Award Based              Actual
	Goals              On Performance(1)        Incentive Award(2)
     -------------         -----------------        ------------------
     Corporate EPS               17.0%                    11.3%
     Individual                  24.0%                     8.0%
						       ------------
				 Total                    19.3%
	  Total Incentive      $9,650(3)

  (1)   Based on the hypothetical target award level of 20% for Executive B
	and derived from Appendix A using the corresponding "Percent of Target Achieved" calculated above
  (2) The Total Award % multiplied by the weighted factor, which is 2/3 for Corporate EPS and 1/3 for individual goals
  (3)   The Total Incentive Award as a percentage of the actual earnings for
	the plan year, which in the case of hypothetical Executive B is 19.3% of
	$50,000

     Performance against corporate, business unit ( if applicable) and individual goals and the calculation of the earned incentive awards are certified by the Committee in the first quarter of the year following the plan year. The Committee has the authority to adjust participant awards downward, if appropriate.
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G.   AWARD PAYOUTS AND TIMING

     Awards are paid in cash, subject to applicable withholding, after AMP's results have been verified by the Company and certified by the Committee. Typically, awards are paid before the end of the first quarter of the year following each plan year.

     To receive awards, participants must be active employees in good standing at AMP on December 31 of the plan year. However, different guidelines apply for those participants who retire, become disabled or die during the plan year. See Section H, subsections a) through c) below for details on these guidelines. The Committee has the authority to make exceptions to these rules and guidelines.

H.   ADMINISTRATIVE INFORMATION

     This section contains important information about changes in employment status, plan provisions for promotions, transfers and new hires, tax provisions and other administrative matters.

     a) Termination Before Year-End For Reasons Other Than Retirement, Disablement or Death
	 ---------------------------------------------------------------
	   Participants who leave AMP on or before December 31 of the plan year forfeit all award opportunities for the current plan year under this plan. If, however, employment is terminated after the completion of the plan year, participants are eligible to receive an award for the prior plan year. The Committee has the authority to make exceptions to this guideline.

     b) Retirement, Disablement and Death
	---------------------------------
	   Participants who retire, become disabled or die during the plan year are eligible to receive pro rata awards. For retirement and disablement, awards are paid after that plan year--regardless of the date of change--to enable the appropriate calculations to be made. For estate purposes, awards to employees who die are paid as soon as possible following death and will be based on anticipated performance. The Committee has the authority to make exceptions to this guideline.

     c)  Promotions, Transfers and New Hires
	 -----------------------------------
	   Participants who are promoted into the Plan, hired into the Plan, or transferred into or out of the Plan, are eligible to receive pro rata awards based on the period of active employment while under the Plan. For participants who transfer from one eligible position to another eligible position, awards are prorated and determined jointly by the former and new managers. The Committee has the authority to make exceptions to this guideline.

     d)  Taxes on Awards
	 ---------------
	   Participant awards are taxed as ordinary income, in keeping with current U.S. and local tax laws.

     e)  Amendment
	 ---------
	   The Committee also has the right to amend, suspend or terminate the Plan at any time for any reason. Such changes may be necessary if there are changes in laws, regulations or accounting practices, mergers, acquisitions, divestitures, or other extraordinary, unusual or nonrecurring items.

     f)  Employment
	 ----------
	   Participation in the Plan does not guarantee continued employment by AMP.

     g)  Management, Accounting and Financial Decisions
	 ----------------------------------------------
	   Nothing in this Plan shall affect the authority of the management of AMP to make management, business, accounting and financial decisions concerning the Company.

     h)  Non-Assignability
	 -----------------
	   Prior to its payment in cash, no right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same whether voluntary, involuntary or by
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				    -6-

	   operation of law, shall be void except by will or by the laws of descent and and distribution or by such other means as the Committee may approve from time to time. No right or benefit under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit. If any participant under the Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under the Plan, then such right or benefit shall, in the sole discretion of the Committee, cease and determine, and in such event, AMP may hold or apply the same or any part thereof for the benefit of the participant, the participant's spouse, children or other dependents, or any of them, in such manner and in such proportion as the Committee may determine.

     i)  Non-Uniform Determinations
	 --------------------------
	   The Committee's determinations under the Plan (including without limitation determinations of the persons to participate under the Plan, award levels, objective performanced-based goals, relative weighting between goals, and the terms of such awards) need not be uniform and may be made by it selectively among persons who participate, or are eligible to participate, under the Plan, whether or not such persons are similarly situated.

     j)  Effect on Other Plans
	 ---------------------
	   Nothing in this Plan shall be construed to limit the right of AMP to establish any other forms of incentives or compensation for employees of the Company, whether payable in cash or otherwise, in connection with any proper corporate purpose.

     k)  Severability
	 ------------
	   If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or award, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or an award, such provision shall be stricken as to such jurisdiction, person, or award, and the remainder of the Plan and any such award shall remain in full force and effect.

     l)  Construction
	 ------------
	   Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

     m)  Headings
	 --------
	   Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     n)  Governing Law
	 -------------
	   The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the Commonwealth of Pennsylvania and applicable Federal law.

							      January 25, 1995


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AMP INCORPORATED
HARRISBURG, PA  17105
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		   APPENDIX A - PLAN YEAR TOTAL AWARD SCHEDULE
      (For Use in Converting Percents of Corporate-Wide and Unit-Specific
	     Financial Target Achievement Into Non-Weighted Incentive
				Award Percents)
 Percent of
 Financial   ______________________Incentive Profile__________________________
  Target
 Achieved    10%-35%-53%      10%-30%-45%      10%-25%-38%      10%-20%-30%

   120%          53.0%            45.0%            38.0%            30.0%
   119%          52.1%            44.3%            37.4%            29.5%
   118%          51.2%            43.5%            36.7%            29.0%
   117%          50.3%            42.8%            36.1%            28.5%
   116%          49.4%            42.0%            35.4%            28.0%
   115%          48.5%            41.3%            34.8%            27.5%
   114%          47.6%            40.5%            34.1%            27.0%
   113%          46.7%            39.8%            33.5%            26.5%
   112%          45.8%            39.0%            32.8%            26.0%
   111%          44.9%            38.3%            32.2%            25.5%
   110%          44.0%            37.5%            31.5%            25.0%
   109%          43.1%            36.8%            30.9%            24.5%
   108%          42.2%            36.0%            30.2%            24.0%
   107%          41.3%            35.3%            29.6%            23.5%
   106%          40.4%            34.5%            28.9%            23.0%
   105%          39.5%            33.8%            28.3%            22.5%
   104%          38.6%            33.0%            27.6%            22.0%
   103%          37.7%            32.3%            27.0%            21.5%
   102%          36.8%            31.5%            26.3%            21.0%
   101%          35.9%            30.8%            25.7%            20.5%
   100%          35.0%            30.0%            25.0%            20.0%
    99%          32.5%            28.0%            23.5%            19.0%
    98%          30.0%            26.0%            22.0%            18.0%
    97%          27.5%            24.0%            20.5%            17.0%
    96%          25.0%            22.0%            19.0%            16.0%
    95%          22.5%            20.0%            17.5%            15.0%
    94%          20.0%            18.0%            16.0%            14.0%
    93%          17.5%            16.0%            14.5%            13.0%
    92%          15.0%            14.0%            13.0%            12.0%
    91%          12.5%            12.0%            11.5%            11.0%
    90%          10.0%            10.0%            10.0%            10.0%


Note: After the total award is attained, it is multiplied by the appropriate financial goal weight.